EXHIBIT 10.76

WAIVER AND AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND SECURITY AGREEMENT

THIS WAIVER AND AMENDMENT (this “Waiver”) is entered into as of August 14, 2013, by and among FUSION NBS ACQUISITION CORP. a Delaware corporation (“Borrower”), FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (“Parent”), NETWORK BILLING SYSTEMS, LLC, a New Jersey limited liability company (“NBS” and together with Parent, the “Guarantors”, and together with the Borrower, the “Credit Parties”), the financial institutions set forth on the signature pages hereto (each a “Lender” and collectively, “Lenders”) and Praesidian Capital Opportunity Fund III, LP as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Credit Parties, Lenders and Agent are parties to a Securities Purchase Agreement and Security Agreement dated as of October 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrower with certain financial accommodations.

Credit Parties have requested that Agent and Lenders amend the Loan Agreement and waive an Event of Default that has occurred and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Waiver.  Credit Parties acknowledge that as of various times beginning on May 15, 2013 and continuing through the date hereof, they failed to maintain the amount of minimum cash required under Section 9.15(f) of the Loan Agreement and that such failure constitutes an Event of Default under Section 11.01(c) of the Loan Agreement (the “Specified Default”). Subject to satisfaction of the conditions precedent set forth in Section 4 below, Agent and Lenders hereby waive such Event of Default.

3. Amendment of Financial Covenant. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the financial covenant set forth in Section 9.15 (f) of the Loan Agreement is hereby amended to read in its entirety as follows:

(f)   Minimum Cash.  The Parent, on a non-Consolidated Basis, (i) shall at all times other than during the period May 15, 2013 through August 31, 2013 have at least $1,000,000 of Cash Equivalents in excess of the amount of Working Capital Loans then outstanding, and (ii) shall at all times during the period May 15, 2013 through August 31, 2013 have at least $500,000 of Cash Equivalents in excess of the amount of Working Capital Loans then outstanding.

4. Conditions of Effectiveness.  This Waiver shall become effective upon satisfaction of the following conditions precedent:  Agent shall have received (i) four (4) copies of this Waiver executed by Credit Parties and Required Lenders and (ii) payment of Lenders’ costs and expenses, including reasonably attorneys’ fees and expenses in connection with this Amendment.

5. Representations and Warranties.  Each Credit Party hereby represents and warrants as follows:

(a) This Waiver and the Loan Agreement constitute legal, valid and binding obligations of each Credit Party and are enforceable against each Credit Party in accordance with their respective terms.

(b) Upon the effectiveness of this Waiver, each Credit Party hereby reaffirms all covenants, representations and warranties made in the Loan Agreement, as amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Waiver.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Waiver.

(d) No Credit Party has any defense, counterclaim or offset with respect to the Loan Agreement.

6. Effect on the Loan Agreement.

(a) The Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, as amended hereby, shall remain in full force and effect, and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided in Section 2, operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

(c) This Waiver shall be a Transaction Document for all purposes under the Loan Agreement.

(d) This Waiver applies solely with respect to the Specified Default and does not apply to, or constitute a waiver of, any other Default or Event of Default that exists or may exist under the Loan Agreement or any of the other Transaction Documents, including, without limitation, the Credit Parties’ failure to comply with the covenant set forth in Section 9.15(f) of the Loan Agreement, as amended hereby.  Except with respect to the Specified Default, such waiver does not (x) constitute a waiver of compliance by any Credit Party with respect to any other term, provision or condition of the Loan Agreement or any other Transaction Document, or any other instrument or agreement referred to therein; or (y) prejudice any right or remedy that the Lenders and Agent may now have or may have in the future under or in connection with the Loan Purchase Agreement or any other Transaction Document.

7. Governing Law.  This Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Release.  In consideration of the agreements of Agent and Lenders contained herein, each Credit Party on behalf of itself and its successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent, each Lender and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which such Credit Party, or any of its successors, assigns, or other legal representatives and its successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Waiver, in relation to, or in any way in connection with the Loan Agreement, as amended and supplemented through the date hereof, this Waiver and the Transaction Documents.

9. Headings.  Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

10. Counterparts; Facsimile.  This Waiver may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission or electronic transmission of a “pdf” or similar file shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first written above.

Borrower:	FUSION NBS ACQUISITION CORP.

By:
Name:
Title:

Guarantors:	FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:
Name:
Title:

Guarantors:	NETWORK BILLING SYSTEMS, LLC

By:
Name:
Title:

[signature page to waiver to
securities purchase agreement and security agreement]

Lenders:	PRAESIDIAN CAPITAL OPPORTUNITY FUND III, L.P.

	By:	Capital Opportunity GP III, LLC, its General Partner

By:
Name:
	Title:	Manager

PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, L.P.

By:	Praesidian Capital Opportunity GP III-A, LLC, its General Partner

By:
Name:
Title:	Manager

PLEXUS FUND II, LP

By:	Plexus Fund II GP, its General Partner

By:
Name:	Michael Becker
Title:	Manager

[signature page to
waiver to securities purchase agreement and security agreement]

Agent:	PRAESIDIAN CAPITAL OPPORTUNITY FUND III, L.P.

	By:	Praesidian Capital Opportunity GP III, LLC, its General Partner

By:
Name:
	Title:	Manager

[signature page to
waiver to securities purchase agreement and security agreement]